UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Wyoming Acquisition

On May 8, 2024, CSRE Properties Wyoming, LLC, a Wyoming limited liability company ("Wyoming Buyer"), a wholly-owned subsidiary of CleanSpark, Inc., a Nevada corporation (the "Company"), entered into a Real Property Purchase Agreement (the "Wyoming Agreement") with the Seller, pursuant to which the Wyoming Buyer agreed to purchase approximately seventeen (17) acres of real property (the "Wyoming Property") located in Wyoming.

The Wyoming Property comprises two parcels: (i) Parcel 1, with improved real property, and (ii) Parcel 2, with unimproved real property. The total purchase price for the Wyoming Property is $18,750,000, allocated as $11,250,000 for Parcel 1 and $7,500,000 for Parcel 2. This price may be adjusted if power availability decreases for any reason at closing, with a reduction of $250,000 for every megawatt less than the specified amounts of 45 megawatts for Parcel 1 and 30 megawatts for Parcel 2. Additionally, contingent payments of up to $13,750,000 may be triggered based on adding an additional 55 megawatts of power under contract within 180 days from the closing date.

Closing of this transaction is contingent upon various factors including the transfer of certain power agreements, the maintenance of current power rates, the assignment of service contracts, and the successful transfer of permits, licenses, and warranties. The deal also encompasses an adjustment to the purchase price upon closing, based on prorations of real property taxes, assessments, and other operational costs effective from the Closing Date.

The foregoing description of the Wyoming Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 9, 2024 the Company issued a press release announcing the entry into the Agreement and the transactions contemplated thereby. A copy of this press release is attached as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K ("Current Report").

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 8, 2024 by and among CSRE Properties Wyoming, LLC, Terra Crypto, Inc. and MineOne Wyoming Data Center, LLC.
99.1	Press Release, dated as of May 9, 2024 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	May 9, 2024	By:	/s/ Zachary Bradford
Name: Zachary Bradford Title: Chief Executive Officer